                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-100398, 333-70440, 333-45856, 333-45852, 333-66239, 333-15961, 333-15957,
33-95966, 33-80588, 33-78586, 33-50198 and 33-46221 of Retail Ventures, Inc. on
Form S-8 of our report dated April 27, 2004 (December 9, 2004 as to Notes 11 and
15) (which expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Financial Accounting Standard No. 142 and the restatement described in Note 15), appearing in this Annual Report on Form 10-K/A of Retail Ventures, Inc. for the year ended January 31, 2004.

/s/Deloitte & Touche  LLP

Columbus, Ohio
December 9, 2004